EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT OF
                        GROBSTEIN, HORWATH & COMPANY LLP



We hereby consent to the incorporation by reference in this form SB-2 of our report dated March 19, 2004, except notes 13 and 16 which are as of April 30, 2004, with respect to the consolidated balance sheet of Kiwa Bio-Tech Products Group Ltd. as of December 31, 2003, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity (deficit) for the year ended December 31, 2003.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



/s/ Grobstein, Horwath & Company LLP
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GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California
October 6, 2004